       LINEAGE, INC.  Insider Trading Compliance Policy and Procedures  Federal and state laws prohibit trading in the securities of a company while in possession  of material nonpublic information and in breach of a duty of trust or confidence.  These laws also  prohibit anyone who is aware of material nonpublic information from providing this information  to others who may trade.  Violating such laws can undermine investor trust, harm the reputation  and  integrity  of  Lineage,  Inc.  (together  with  its  subsidiaries,  the  “Company”),  and  result  in  dismissal from the Company or even serious criminal and civil charges against the individual and  the Company. The Company reserves the right to take whatever disciplinary or other measure(s)  it  determines  in  its  sole  discretion  to  be  appropriate  in  any  particular  situation,  including  disclosure of wrongdoing to governmental authorities.   Persons Covered and Administration of Policy  This  Insider  Trading  Compliance  Policy  and  Procedures  (this  “Policy”)  applies  to  all  officers, directors and employees of the Company.  For purposes of this Policy, “officers” refer to  those individuals who meet the definition of “officer” under Section 16 of the Securities Exchange  Act of 1934 (as amended, the “Exchange Act”). Individuals subject to this Policy are responsible for  ensuring that members of their household comply with this Policy.  This Policy also applies to any  entities controlled by individuals subject to the Policy, including any corporations, limited liability  companies, partnerships or trusts, and transactions by these entities should be treated for the  purposes  of  this  Policy  as  if  they were  for  the  individual’s  own  account.    The  Company may  determine  that  this  Policy  applies  to  additional  persons  with  access  to  material  nonpublic  information, such as contractors or consultants.  Officers, directors and employees, together with  any other person designated as being subject to this Policy by the Chief Legal Officer or his or her  designee (the “Compliance Officer”), are referred to collectively as “Covered Persons.”     Questions  regarding  the  Policy  should  be  directed  to  the  Compliance  Officer,  who  is  responsible for the administration of this Policy.   Policy Statement  No  Covered  Person  shall  purchase  or  sell  any  type  of  security  while  in  possession  of  material nonpublic information relating to the security or the issuer of such security in breach of  a duty of trust or confidence, whether the issuer of such security is the Company or any other  company.    In addition,  if a Covered Person  is  in possession of material nonpublic  information  about other publicly‐traded companies, such as suppliers, customers, competitors or potential  acquisition targets, the Covered Person may not trade in such other companies’ securities until  the  information  becomes  public  or  is  no  longer material.    Further,  no  Covered  Person  shall  purchase or sell any security of any other company, including another company in the Company’s  industry, while in possession of material nonpublic information if such information is obtained in  the course of the Covered Person’s employment or service with the Company.

2      In  addition,  Covered  Persons  shall  not  directly  or  indirectly  communicate  material  nonpublic  information  to  anyone  outside  the  Company  (except  in  accordance  with  the  Company’s policies regarding confidential information) or to anyone within the Company other  than on a “need‐to‐know” basis.   In  addition,  no  (x)  director,  officer,  employee  or  other  Covered  Person  listed  on  Schedule I, as amended from time to time (as well as any  individual or entity covered by this  Policy by virtue of their relationship to such director, officer or employee, e.g., their controlled  entities and household members) (each, an “Individual Subject to Blackout”) and/or (y) director,  officer, employee or other Covered Person listed on Schedule II, as amended from time to time  (as well as any individual or entity covered by this Policy by virtue of their relationship to such  director, officer or employee, e.g.,  their controlled entities and household members)  (each, a  “Preclearance Person”), shall purchase any security of a relevant participant in the industry in  which the Company is active and that is designated by the Company as subject to this policy from  time to time (“Industry Securities”), as set  forth on Schedule  III.   Any transactions  in  Industry  Securities already held by any such Individual Subject to Blackout and/or Preclearance Person  must be precleared in accordance with the procedures set forth in this Policy.  “Securities”  includes  stocks,  bonds,  notes,  debentures,  options,  warrants,  equity  and  other convertible securities, as well as derivative instruments.  “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase”  includes not only the actual purchase of a security, but also any contract to purchase or otherwise  acquire a security. “Sale” includes not only the actual sale of a security, but also any contract to  sell or otherwise dispose of a security.  These definitions extend to a broad range of transactions,  including conventional  cash‐for‐stock  transactions,  conversions,  the exercise of  stock options,  transfers, gifts, and acquisitions and exercises of warrants or puts,  calls, pledging and margin  loans, or other derivative securities.  The laws and regulations concerning insider trading are complex, and Covered Persons  are encouraged to seek guidance from the Compliance Officer prior to considering a transaction  in Company securities.   Blackout Periods  No  Individual  Subject  to  Blackout  shall  purchase  or  sell  any  security  of  the  Company  during the period beginning on the 15th calendar day of the last month of any fiscal quarter of  the Company and ending after completion of the second full trading day after the public release  of earnings data for such fiscal quarter or during any other trading suspension period declared  by the Company, such period, a “blackout period.”  A “trading day” is a day on which U.S. national  stock  exchanges  are  open  for  trading.    If,  for  example,  the  Company  were  to  make  an  announcement  on Monday prior  to  9:30  a.m.  Eastern  Time,  then  the  blackout  period would  terminate after the close of trading on Tuesday.    If an announcement were made on Monday  after 9:30 a.m.  Eastern Time, then the blackout period would terminate after the close of trading

3      on Wednesday.  If you have any question as to whether information is publicly available, please  direct an inquiry to the Compliance Officer.  These prohibitions do not apply to:   purchases  of  the  Company’s  securities  from  the  Company,  or  sales  of  the  Company’s securities to the Company;   exercises of stock options or other equity awards or the surrender of shares to the  Company in payment of the exercise price or in satisfaction of any tax withholding  obligations in a manner permitted by the applicable equity award agreement, or  vesting of equity‐based awards, in each case, that do not involve a market sale of  the Company’s securities (the “cashless exercise” of a Company stock option or  other equity award through a broker does involve a market sale of the Company’s  securities, and therefore would not qualify under this exception); or   purchases or sales of the Company’s securities made pursuant to a plan adopted  to comply with the Exchange Act Rule 10b5‐1 (“Rule 10b5‐1”).   Exceptions to the blackout period policy may be approved by the Compliance Officer or,  in the case of exceptions for directors, the Board of Directors.   The Compliance Officer may  recommend  that  directors,  officers,  employees or others  suspend  trading  in  Company  securities  because  of  developments  that  have  not  yet  been  disclosed to the public.  Subject to the exceptions noted above, all of those individuals affected  should not trade in the Company’s securities while the suspension is in effect, and should not  disclose to others that the Company has suspended trading.  Preclearance of Trades by Directors, Officers and Employees  All  transactions  in  the  Company’s  securities  by  a  Preclearance  Person,  as  well  as  all  transactions  in  Industry  Securities  by  Individuals  Subject  to  Blackout  and/or  a  Preclearance  Person,  must  be  precleared  by  the  Compliance  Officer  or  the  Chief  Financial  Officer  for  transactions by the Compliance Officer.    Preclearance should not be understood to represent  legal advice by the company that a proposed transaction complies with the law.    A request for preclearance must be in writing, should be made at least two business days  in  advance  of  the  proposed  transaction,  and  should  include  the  identity  of  the  Preclearance  Person, a description of the proposed transaction, the proposed date of the transaction, and the  number of shares or other securities involved.  In addition, the Preclearance Person must execute  a certification that he or she is not aware of material nonpublic information about the Company.   The Compliance Officer, or the Chief Financial Officer for transactions by the Compliance Officer,  shall have sole discretion to decide whether to clear any contemplated transaction.  All trades  that are precleared must be effected within five business days of receipt of the preclearance. A  precleared trade (or any portion of a precleared trade) that has not been effected during the five

4      business day period must be submitted for preclearance determination again prior to execution.   Notwithstanding receipt of preclearance, if the Preclearance Person becomes aware of material  nonpublic  information,  or  becomes  subject  to  a  blackout  period  before  the  transaction  is  effected, the transaction may not be completed.   Transactions under a previously established  Rule  10b5‐1  Trading  Plan  that  has  been  preapproved  in  accordance with  this  Policy  are  not  subject to further preclearance.  None of the Company, the Compliance Officer, or the Company’s other employees will  have any liability for any delay in reviewing, or refusal of, a request for preclearance.  Material Nonpublic Information  Information is considered “material” if there is a substantial likelihood that a reasonable  investor would consider it important in making a decision to buy, sell, or hold a security, or if the  information  is  likely  to have a significant effect on the market price of  the security.   Material  information can be positive or negative, and can relate to virtually any aspect of a company’s  business or to any type of security, debt, or equity.  Also, information that something is likely to  happen in the future—or even just that it may happen—could be deemed material.  Examples of material information may include (but are not limited to) information about:   corporate earnings or earnings forecasts;    possible mergers, acquisitions, tender offers, or dispositions;    major new products or product developments;    important  business  developments,  such  as  developments  regarding  strategic  collaborations;    management or control changes;    significant financing developments including pending public sales or offerings of debt  or equity securities;    defaults on borrowings;    bankruptcies;    cybersecurity or data security incidents; and   significant litigation or regulatory actions.   Information  is  “nonpublic”  if  it  is  not  available  to  the  general  public.    In  order  for  information to be considered “public,” it must be widely disseminated in a manner that makes it  generally available to investors in a Regulation FD‐compliant method, such as through a press  release, a filing with the U.S. Securities and Exchange Commission (the “SEC”) or a Regulation FD‐ compliant conference call.  The Compliance Officer shall have sole discretion to decide whether  information is public for purposes of this Policy.

5      The circulation of rumors, even if accurate and reported in the media, does not constitute  public dissemination.  In addition, even after a public announcement, a reasonable period of time  may need to lapse in order for the market to react to the information.  Generally, the passage of  two full trading days following release of the information to the public, is a reasonable waiting  period before such information is deemed to be public.   Post‐Termination Transactions  If an individual is in possession of material nonpublic information when the individual’s  service  terminates,  the  individual  may  not  trade  in  the  Company’s  securities  until  that  information has become public or is no longer material.  Prohibited Transactions  The Company has determined that there is a heightened legal risk and the appearance of  improper or  inappropriate conduct  if persons subject to this Policy engage  in certain types of  transactions.  Therefore, Covered Persons shall comply with the following policies with respect  to certain transactions in the Company’s securities.  Short Sales  Short sales of the Company’s securities are prohibited by this Policy.  Short sales of the  Company’s securities, or sales of shares that the insider does not own at the time of sale, or sales  of shares against which the insider does not deliver the shares within 20 days after the sale, evidence  an expectation on the part of the seller that the securities will decline in value, and, therefore,  signal to the market that the seller has no confidence in the Company or its short‐term prospects.   In addition, Section 16(c) of the Exchange Act prohibits Section 16 reporting persons (i.e., directors,  officers, and the Company’s 10% stockholders) from making short sales of the Company’s equity  securities.  Options  Transactions in puts, calls, or other derivative securities involving the Company’s equity  securities, on an exchange, on an over‐the‐counter market, or in any other organized market, are  prohibited by this Policy.  A transaction in options is, in effect, a bet on the short‐term movement  of the Company’s stock and, therefore, creates the appearance that a Covered Person is trading  based  on  material  nonpublic  information.    Transactions  in  options,  whether  traded  on  an  exchange,  on  an  over‐the‐counter market,  or  any  other  organized market,  also may  focus  a  Covered Person’s attention on short‐term performance at the expense of the Company’s long‐ term objectives.    Hedging Transactions  Hedging transactions involving the Company’s securities, such as prepaid variable forward  contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset,  or are designed to hedge or offset, any decrease in the market value of the Company’s equity

6      securities, are prohibited by this Policy.  Such transactions allow the Covered Person to continue  to own the covered securities, but without the full risks and rewards of ownership.  When that  occurs,  the Covered Person may no  longer have  the same objectives as  the Company’s other  stockholders.    Margin Accounts and Pledging  Covered  Persons  are  prohibited  from  pledging Company  securities  as  collateral  for  a  loan, purchasing  Company  securities  on  margin  (i.e., borrowing  money  to  purchase  the  securities),  or placing  Company  securities  in  a  margin  account;  provided,  however,  that  (i)  directors and officers of the Company and (ii) owners and employees of Bay Grove Management  Company, LLC or any of its affiliated entities are permitted to pledge the Company’s securities as  collateral  to  secure  loans  in  an  amount not  to  exceed 33% of  the  total  value of  the pledged  securities at the time the pledge is initiated.  This prohibition does not apply to cashless exercises  of stock options under the Company’s equity plans, nor to situations approved in advance by the  Compliance Officer.  Partnership Distributions  Nothing in this Policy is intended to limit the ability of an investment fund, venture capital  partnership  or  other  similar  entity  with  which  a  director  is  affiliated  to  distribute  Company  securities  to  its  partners, members,  or  other  similar  persons.    It  is  the  responsibility  of  each  affected director and the affiliated entity, in consultation with their own counsel (as appropriate),  to determine the timing of any distributions, based on all relevant facts and circumstances, and  applicable securities laws.  Rule 10b5‐1 Trading Plans  The trading restrictions set forth in this Policy, other than those transactions described  under  “Prohibited Transactions,” do not  apply  to  transactions under  a  previously  established  contract, plan or instruction to trade in the Company’s securities entered into in accordance with  Rule 10b5‐1 (a “Trading Plan”) that:    has been submitted to and preapproved by the Compliance Officer;   includes a “Cooling Off Period” for   o Section 16  reporting  persons  that  extends  to  the  later  of  90  days  after  adoption or modification of a Trading Plan or two business days after filing  the  Form  10‐K  or  Form  10‐Q  covering  the  fiscal  quarter  in  which  the  Trading Plan was adopted, up to a maximum of 120 days; and   o employees and any other persons, other than the Company, that extends  30 days after adoption or modification of a Trading Plan;

7       for Section 16 reporting persons, includes a representation in the Trading Plan that  the  Section 16  reporting  person  is  (1)  not  aware  of  any  material  nonpublic  information about the Company or its securities; and (2) adopting the Trading Plan  in good faith and not as part of a plan or scheme to evade Rule 10b‐5;     has  been  entered  into  in  good  faith  at  a  time when  the  individual was  not  in  possession  of  material  nonpublic  information  about  the  Company  and  not  otherwise in a blackout period, and the person who entered into the Trading Plan  has acted in good faith with respect to the Trading Plan;    either (1) specifies the amounts, prices, and dates of all  transactions under the  Trading Plan; or (2) provides a written formula, algorithm, or computer program  for determining the amount, price, and date of the transactions, and (3) prohibits  the individual from exercising any subsequent influence over the transactions; and   complies with all other applicable requirements of Rule 10b5‐1.  The Compliance Officer may impose such other conditions on the  implementation and  operation  of  the  Trading  Plan  as  the  Compliance  Officer  deems  necessary  or  advisable.   Individuals  may  not  adopt  more  than  one  Trading  Plan  at  a  time  except  under  the  limited  circumstances permitted by Rule 10b5‐1 and subject to preapproval by the Compliance Officer.      An  individual may only modify a Trading Plan outside of a blackout period and,  in any  event, when the individual does not possess material nonpublic information.  Modifications to  and terminations of a Trading Plan are subject  to preapproval by  the Compliance Officer and  modifications of a Trading Plan that change the amount, price, or timing of the purchase or sale  of the securities underlying a Trading Plan will trigger a new Cooling‐Off Period.   The Company reserves the right to publicly disclose, announce, or respond to inquiries  from the media regarding the adoption, modification, or termination of a Trading Plan and non‐ Rule 10b5‐1 trading arrangements, or the execution of transactions made under a Trading Plan.  The Company also reserves the right from time to time to suspend, discontinue, or otherwise  prohibit transactions under a Trading Plan if the Compliance Officer or the Board of Directors, in  its discretion, determines that such suspension, discontinuation, or other prohibition  is  in the  best interests of the Company.  Compliance  of  a  Trading  Plan  with  the  terms  of  Rule  10b5‐1  and  the  execution  of  transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the  Trading  Plan,  and  none  of  the  Company,  the  Compliance  Officer,  or  the  Company’s  other  employees assumes any liability for any delay in reviewing and/or refusing to approve a Trading  Plan submitted for approval, nor the legality or consequences relating to a person entering into,  informing the Company of, or trading under, a Trading Plan.

8      Interpretation, Amendment, and Implementation of this Policy   The Compliance Officer shall have the authority to interpret and update this Policy and all  related policies and procedures.  In particular, such interpretations and updates of this Policy, as  authorized by the Compliance Officer, may include amendments to or departures from the terms  of  this Policy,  to  the extent  consistent with  the general purpose of  this Policy and applicable  securities laws.  Actions taken by the Company, the Compliance Officer, or any other Company personnel  do not constitute legal advice, nor do they insulate you from the consequences of noncompliance  with this Policy or with securities laws.   Certification of Compliance  All  directors,  officers,  employees  and  others  subject  to  this  Policy  may  be  asked  periodically to certify their compliance with the terms and provisions of this Policy.